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EXHIBIT 23.2

Deloitte®	Deloitte & Touche LLP Stamford Harbor Park 333 Ludlow Street P.O. Box 10098 Stamford, CT 06902-4982 USA Tel +1 203 708-4000 Fax +1 203 708-4797 www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-125082 of Valero Energy Corporation on Form S-4 of our reports dated March 1, 2005, relating to the financial statements and financial statement schedules of Premcor Inc. and to management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Premcor Inc. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP Stamford, Connecticut

July 8, 2005

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  EXHIBIT 23.2